                                                                    EXHIBIT 4.10


          AMENDMENT NUMBER TWO TO SECOND AMENDED AND RESTATED LOAN
                           AND SECURITY AGREEMENT

                 This Amendment Number Two to Second Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of December 20, 1996, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and GREYHOUND LINES, INC., a Delaware corporation ("Borrower"), in light of the following:

                 FACT ONE: Borrower and Foothill have previously entered into that certain Second Amended and Restated Loan and Security Agreement dated as of June 5, 1995, as amended by Amendment Number One dated as of April 12, 1996 (the "Agreement").

                 FACT TWO: Borrower and Foothill desire to further amend the Agreement as provided for and on the conditions herein.


                 NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Agreement as follows:


                 1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

                 2.       AMENDMENTS.

                          (a)     The definition of "Fixed Asset Sublimit" is
hereby amended to read as follows:

                                  "`Fixed Asset Sublimit' means,at any given
                          time of measurement, the sum of the Tranche A Borrowing Base, the Tranche B Borrowing Base and the Tranche C Borrowing Base, as each is then in effect pursuant to the terms of Section 2.1(a)."

                          (b)     The definition of "Maximum Credit" is hereby
amended to read as follows:

                                  "`Maximum Credit' means at any given time,
                          the lower of (i) $105,000,000, and (ii) the sum of
                          (a) the Current Asset Sublimit plus (b) the amount of the Tranche A Borrowing Base, plus (c) the Maximum Tranche B Maximum Credit, plus (d) the amount of the Tranche C Borrowing Base."

                          (c)     The following definitions are hereby added to
the Agreement:

                                  "`Non-Core Real Property' means the Real
                          Property listed on Schedule N-1 to the Agreement, owned by Borrower in fee."

                                  "`Real Property Held for Sale' means the Real
                          Property listed on Schedule R-3 to the Agreement, owned by Borrower in fee."

                                  "`Tranche C Borrowing Base' has the meaning
                          set forth in Section 2.1(a)(iv)."

                                  "`Tranche C Collateral' means the Real
                          Property listed on Schedule T-1 to the Agreement, owned by Borrower in fee, secured by first priority Mortgages as to which Foothill has obtained title insurance policies in amounts and on terms and conditions acceptable to Foothill, and as to which Foothill has received acceptable Phase I environmental reports."

                          (d)     The definition of "Required Parcels" is
hereby deleted, and all references in the Agreement to "Required Parcels" shall now refer to "Core Real Property Collateral" instead.

                          (e)     Section 2.1 (a) of the Agreement is hereby
amended to read as follows:

                                  "(a)     Subject to the terms and conditions
                          of this Agreement, including the amount of the Maximum Credit and the Maximum Borrowing Amount, Foothill agrees to make revolving advances to Borrower in an amount not to exceed the sum of:

                                        (i)     the lesser of:  (x) 85% of
                                  Borrower's Eligible Accounts, net of reserves established pursuant to Section 2.1(b); (y) an amount equal to Borrower's total cash collections from all sources for the immediately preceding 30 calendar day period; and (z) the Current Asset Sublimit;

                                        plus (ii)  the lesser of: (x) 85% of the
                                  bulk wholesale value of Collateral comprising the Tranche A Borrowing Base, as determined by Foothill; and (y) $62,500,000, which amount is subject to reduction and/or increase in accordance with the terms of this
                                  Section 2.1(a)(ii) and Section 3.6 (the
                                  "Tranche A Borrowing Base").

                                        The amount of the Tranche A Borrowing
                                  Base shall automatically be reduced in
                                  amounts which equal: (1) $2,232,143 per quarter (the "Quarterly Reduction"), commencing January 1, 1998 and continuing on the first day of each January, April, July and October thereafter; (2) the higher of (x) 100% of the net proceeds received from the sale of any of the Core Bus Collateral after the date of this Agreement and (y) the minimum release price for the Core Bus Collateral to be established by Foothill in its reasonable credit judgment; (3) the higher of (x) 100% of the net proceeds received from the sale of any of the Core Real Property Collateral (other than Tranche C Collateral) after the date of this Agreement and (y) the minimum release price for the Core Real Property Collateral (other than Tranche C Collateral) to be established by Foothill in its reasonable credit judgment; and (4) 10% of the net proceeds of Non-Core Real Property (other than Tranche C Collateral), which exceed an aggregate total of $15,000,000, from the sale, subsequent to December 1, 1996. In lieu of making the dollar reductions of the Tranche A Borrowing Base scheduled for January 1, 1998 and thereafter, as set forth in clause (1) of the prior sentence, Borrower may elect to pledge to Foothill, to support the Tranche A Borrowing Base, Tranche A Additional Collateral consisting of buses having an aggregate bulk wholesale value of at least 117.65% of such scheduled dollar reduction of the Tranche A Borrowing Base, or redesignate as Tranche A Additional Collateral certain Vehicles currently constituting Tranche B Collateral having an aggregate bulk wholesale value of at least 117.65% of such scheduled dollar reduction of the Tranche A Borrowing Base.

                                        plus (iii)  such amount as shall be made
                                  available in accordance with the terms of this Section 2.1(a)(iii) (the "Tranche B Borrowing Base"). The amount of the Tranche
                                  B Borrowing Base shall be equal to 80% of Borrower's actual cost (excluding costs of acquisition and transportation) of the
                                  Tranche B Collateral in which Foothill has been granted a first priority, perfected security interest from time to time by Borrower, the Tranche B Borrowing Base (the product thereof being (a) rounded down to the nearest $1,000,000 if the amount over a $1,000,000 increment is equal to or less than $250,000, (b) rounded up to the nearest $500,000 if the amount over a $1,000,000 increment is greater than $250,000 but less than or equal to $500,000, (c) rounded up to the nearest $750,000 if the amount over a $1,000,000 increment is greater than $500,000 but less than or equal to $750,000 or (d) rounded up to the nearest $1,000,000 if the amount over a $1,000,000 increment is greater than $750,000 but less than or equal to such $1,000,000 increment) provided, however, the availability and amount of the Tranche B Borrowing Base is subject to the amount of the Maximum Credit, and in no event shall the amount of the Tranche B Borrowing Base ever exceed the Maximum Tranche B Credit Amount; provided, further, prior to any increase of the Tranche B Borrowing Base, Borrower shall have taken such actions with respect to such Tranche B Collateral as Foothill shall require in accordance with
                                  Section 4.4.  For each separate item of
                                  Tranche B Collateral pledged to Foothill in accordance with the terms of this Section 2.1(a)(iii), the Tranche B Borrowing Base shall thereafter be reduced on the first day of the thirteenth month following the date that such Tranche B Collateral was pledged to Foothill, and continuing on the first day of each third month thereafter by an amount equal to 3.6% of the Tranche B Borrowing Base attributable to such Tranche B Collateral pledged to Foothill. Concurrently with each such quarterly reduction, Borrower shall make a principal reduction payment to Foothill in such amount as shall be required in order to reduce the principal balance of advances owing under the Tranche B Borrowing Base to the amount of the Tranche B Borrowing Base, as so reduced on such date, together with all accrued but unpaid interest on the amount of such principal reduction payment calculated in accordance with Section 2.5. At
                                  Borrower's request, so long as an Event of Default is not continuing, Foothill shall release any security interests previously granted to it in and upon the Tranche B Collateral, or any portion thereof, or shall redesignate as Tranche A Additional
                                  Collateral certain Vehicles presently
                                  constituting Tranche B Collateral; provided, however, that concurrently therewith, the Tranche B Borrowing Base shall be reduced to an amount equal to the lesser of (i) 80% of Borrower's actual cost (excluding costs of acquisition and transportation) of the
                                  Tranche B Collateral or (ii) the Tranche B
                                  Borrowing Base attributable to such Tranche B Collateral (if subject to the 3.6% quarterly reduction), if any, which thereafter remains subject to Foothill's security interest and is designated as Tranche B Collateral (the product thereof being rounded down to the nearest $500,000 increment); provided, further, that prior to any release or redesignation of the Tranche B Collateral, Borrower shall have made a principal reduction payment to Foothill in such amount as shall be required in order to reduce the principal balance of advances owing under the Tranche B Borrowing Base to the amount of the Tranche B Borrowing Base, as reduced by the amount of such release and/or redesignation of the Tranche B Collateral, together with all accrued but unpaid interest on the amount of such principal reduction payment.

                                        plus (iv)  such amount as shall be made
                                  available in accordance with the terms of this Section 2.1(a)(iv) (the "Tranche C Borrowing Base"). The amount of the Tranche C Borrowing Base shall be equal to the lower of: (a) 25% of the appraised Fair Market Value of the Tranche C Collateral and (b) $10,000,000 which amount shall be reduced quarterly by $250,000 commencing on January 1, 1998 and continuing thereafter on the first day of each subsequent April, July, October and January. The Tranche

                                  C Borrowing Base shall be reduced by an
                                  amount equal to the higher of (x) 100% of the net proceeds received from the sale of any of the Tranche C Collateral and (y) the minimum release price for the Tranche C Collateral to be established by Foothill in its reasonable credit judgment. As soon as Foothill has recorded first priority liens against portions of the Tranche C Collateral, an amount equal to the Tranche C Borrowing Base then in effect shall be advanced by Foothill. Except for scheduled payments and payments resulting from the sale of Tranche C Collateral, Borrower shall not prepay its Obligations under the Tranche C Borrowing Base until all Obligations under the Tranche A Borrowing Base and Tranche B Borrowing Base have been paid in full."

                          (f)     Section 2.5(a) and (b) of the Agreement are
hereby amended to read as follows:

                                  "(a)     Interest Rate. All Obligations,
                          except for undrawn L/Cs and L/C Guarantees and Obligations under the Tranche C Borrowing Base, shall bear interest, on the average Daily Balance, at a per annum rate equal to the Reference Rate plus the Applicable Margin then in effect. All Obligations under the Tranche C Borrowing Base shall bear interest as provided in the preceding sentence plus .25% per annum.

                                  (b)      Default Rate.  All Obligations,
                          except for undrawn L/Cs and L/C Guarantees and Obligations under the Tranche C Borrowing Base, shall bear interest from and after the occurrence and during the continuance of an Event of Default, at a per annum rate equal for 4 percentage points above the Reference Rate. From and after the occurrence and during the continuance of an Event of Default, the Obligations under the Tranche C Borrowing Base shall bear interest at a per annum rate equal to 4.25 percentage points above the Reference Rate, and the fee provided in Section 2.2(d) shall be increased to a fee equal to 4% per annum times the average Daily Balance of the undrawn L/Cs and L/C Guarantees that were outstanding during the immediately preceding month."

                          (g)     Section 2.8(e) of the Agreement is hereby
amended by changing 1.25% to 1.00% of the increase in the Maximum Credit.

                          (h)     Section 3.3 is hereby amended by deleting the
date "January 15, 1999" and replacing it with the date "June 30, 1999."

                          (i)     Section 6.13 of the Agreement is hereby
amended to read as follows:

                          "6.13   FINANCIAL COVENANTS.  Borrower shall
maintain:

                                  (a)      Net Worth.  Net Worth from the date
                          hereof through June 30, 1997, equal to or greater than $105,000,000, and at September 30, 1997 and at all times thereafter equal to or greater than $125,000,000. Net Worth shall be measured at the end of each of Borrower's fiscal quarters.

                                  (b) Operating Ratio. An Operating Ratio of not less than 1.25-1.0 through March 31, 1998, and at June 30, 1998 and at all times thereafter of not less than 1.50-1.0. Operating Ratio shall be measured at the end of each of Borrower's fiscal quarters on a rolling 4 quarter basis."

                          (j)     Section 6.20 of the Agreement is hereby
amended to add the following sentence:

                          "Borrower shall grant to Foothill a first priority lien on the Real Property covered by the BT Mortgages within a reasonable period of time following the release or reconveyance of each of such mortgages, and such Real Property shall be then added to Core Real Property Collateral."

                          (k)     Section 7.4(i) of the Agreement is hereby
amended to read as follows:

                                  "(i) so long as no Event of Default has
                          occurred and is continuing, Borrower may make: (a) Permitted Note Redemptions, (b) sales of Real Property or Vehicles so long as the proceeds of such sales are applied in accordance with Section 2.1(a)(ii) or (iv), as applicable, (c) sales of real estate and buses that do not constitute Real Property or Vehicles, (d) sales of Equipment (other than buses) for up to $5,000,000 in the aggregate in any fiscal year, and (e) sale/leasebacks of hereafter acquired buses;"

                          (l)     The following schedules to the Agreement are
attached hereto; if such schedules are already schedules by the Agreement, then they are hereby replaced:

                                  Schedule C-1              Tranche A and Tranche B Collateral
                                  Schedule C-2              Core Real Property Collateral
                                  Schedule N-1              Non-Core Real Property
                                  Schedule R-1              Real Property
                                  Schedule R-3              Real Property Held for Sale
                                  Schedule T-1              Tranche C Collateral

                 3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof, except to the extent that they relate solely to an earlier date in which case they shall be true, complete and accurate as of such earlier date.

                 4. WAIVER OF SECTION 7.10; NO DEFAULTS. For the fiscal year ending December 31, 1996 only, Foothill hereby waives Section 7.10 of the Agreement. After giving effect to the waiver contained in the preceding sentence, Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

                 5.       CONDITIONS PRECEDENT.   The effectiveness of this
Amendment is expressly conditioned upon the following:

                          (a)     Payment by Borrower to Foothill of an
amendment fee in the aggregate amount of $40,000, such fee to be charged to Borrower's loan account pursuant to Section 2.5(d) of the Agreement;

                          (b)     Payment by Borrower to Foothill of a facility
increase fee in the aggregate amount of $250,000, such fee to be charged to Borrower's loan account pursuant to Section 2.5(d) of the Agreement;

                          (c)     Receipt by Foothill of an executed copy of
this Amendment and any required mortgages and amendments to the Mortgages (which shall be properly executed and acknowledged) or other Loan Documents; and

                          (d)     Receipt by Foothill of: (i) an executed
participation agreement with The First National Bank of Boston, and (ii) executed amendments to the participation agreements with all existing participants.

                 6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, fees and costs arising out of Mortgages on the Tranche C Collateral, the amendments to the Mortgages and any policies of title insurance or endorsements to policies of title insurance insuring the lien of any Mortgages, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

                 7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

                 8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

                 IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                        FOOTHILL CAPITAL CORPORATION,
                                        a California corporation

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                                        GREYHOUND LINES, INC.,
                                        a Delaware corporation

                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------

                 The undersigned has executed a Security Agreement-Stock Pledge in favor of Foothill Capital Corporation ("Foothill") collateralizing the obligations of Greyhound Lines, Inc., ("Greyhound") owing to Foothill. The undersigned acknowledges the terms of the above Amendment and reaffirms and agrees that: its Security Agreement-Stock Pledge remains in full force and effect; nothing in such Security Agreement-Stock Pledge obligates Foothill to notify the undersigned of any changes in the financial accommodations made available to Greyhound or to seek reaffirmations of the Security Agreement-Stock Pledge; and no requirement to so notify the undersigned or to seek reaffirmations in the future shall be implied by the execution of this reaffirmation.


                                        T & V HOLDING COMPANY,
                                        a Delaware corporation

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                  SCHEDULE C-1

                       Tranche A and Tranche B Collateral





                   [TO BE PROVIDED BY FOOTHILL POST CLOSING]

                                SCHEDULE C-2

                         Core Real Property Collateral


Albany, NY, 34 Hamilton
Albany, NY, 27 Dallius
Atlanta, GA, 830 Jefferson Street, NW
Atlanta, GA, 218 and 232 Forsythe Street
Austin, TX, 916 E. Koenig
Bakersfield, CA, 1820 18th Street
Baton Rouge, LA 1253 Florida
Baton Rouge, LA, 1253 Florida Street
Beaumont, TX, 650 Magnolia Street
Biloxi, MS, 322 Main Street
Birmingham, AL, 619 N. 19th Street
Boston, MA 571 E 1st
Boston, MA, 672-674 E. 2nd Street
Boston, MA, 585-587-591 E. 1st Street
Brownsville, TX, 1134 East St. Charles
Chicago, IL, 630 W. Harrison
Chicago, IL, 901 N. Halsted
Cincinnati, OH, 1005 Gilbert Avenue
Cleveland, OH, 1465 Chester Avenue
Columbus, GA, 818 4th
Columbus, OH, 111 East Town Street
Corvallis, OR, 153 N. 4th
Dallas, TX, 315 Continental
Dallas, TX, 205 S. Lamar
Daytona Beach, FL, 138 S. Ridgewood
Dothan, AL, 213 S. Foster
El Paso, TX, 200 W. San Antonio
El Paso, TX, 201 W. Main
Eugene, OR, 987 Pearl
Evansville, IN, 100 N.W. 3rd
Everett, WA, 1503 Pacific
Flagstaff, AZ, 399 S. Malpais
Florence, SC, 611 S. Irby
Fresno, CA 1033 Broadway
Hollywood, CA, 1409 N. Vine
Houma, LA, 200 E. Park
Houston, TX, 2121 Main
Kansas City, MO, 1111 Troost
Klamath Falls, OR, 1200 Klamath
Lafayette, LA, 315 N. Lee
Lincoln, NE, 940 P. Street

Los Angeles, CA 1614 E. 7th
Los Angeles, CA, 1716 East 7th Street
Los Angeles, CA, Atlantic & Lawrence Street
Louisville, KY, 720 Muhammad Ali
Louisville, KY, 830 S. 13th Street
Medford, OR, 212 North Bartlett
Medford, OR, 4th & Apple Street
Memphis, TN, 203 Union
Miami, FL, 51 NW 11th
Midland, TX, 1308 W. Front
Missoula, MT, 1660 W. Broadway
Mobile, AL, 2545 Government
Oakland, CA, 2103 San Pablo
Olympia, WA 107 E. 7th
Omaha, NE 604 S. 16th
Orangeburg, SC, 129 Lowman
Orlando, FL, 2750 West Business Ctr. Blvd.
Paducah, KY, 301 N. 4th
Pittsburgh, PA, 1101 Liberty Avenue
Raleigh, NC, 314 W. Jones
Redding, CA, 1321 Butte
Richmond, VA, 2709 Hermitage
Richmond, VA, 2910 North Boulevard
San Francisco, CA, 1140 7th
Santa Fe, NM, 858 St. Michael's
Savannah, GA, 610 W. Oglethorpe Avenue
Shreveport, LA, 408 Fannin
St. Louis, MO, 1515 N. 11th
St. Louis, MO, 1009-23 Cass Avenue
Tallahassee, FL, 112 W. Tennessee
Tampa, FL, 610 East Polk
Tampa, FL, Morgan & Cass Streets
Topeka, KS, 200 S.E. 3rd
Tupelo, MS, 201 Commerce
Tuscaloosa, AL, 2520 9th
Tyler, TX, 303 N. Bois D'Arc
Valdosta, GA, 200 N. Oak
Washington, D.C., 1005 First Street N.E.

                                  SCHEDULE N-1

                             Non-Core Real Property


Abilene, TX, 535 Cedar
Albuquerque, NM, 300 Second
Amarillo, TX, 703 S. Harrison
Appleton, WI, 506 N. Oneida
Ashland, KY, 2001 Greenup
Billings, MT, 2502 First Avenue North
Binghampton, NY, 81 Chenango
Boise, ID, 1212 Bannock
Brunswick, GA, 1101 Gloucester Street
Camden, NJ, 701 Cooper
Charlotte, NC, 601 W. Trade
Charlottesville, VA, 310 W. Main
Chicago, IL, 921 N. Branch Street
Cleveland, OH, Krause Court, N.E.
Cleveland, OH, 1256-1296 E. 26 Street
Delhi, LA, 306 W. First
Denver, CO, 1055 19th
Denver, CO, 2450 Curtis Street
El Centro, CA, 460 State
Fort Wayne, IN, 929 Lafayette
Fredericksburg, VA, U.S. Route 1 Bypass
Goldsboro, NC, 410 N. John
Harlingen, TX, 518 S. Commerce
Indio, CA, 45-524 Oasis
Islip, NY, 1684 Expressway South
Knoxville, TN, 100 Magnolia
La Crosse, WI, 600 S. 4th
Lansing, MI, 511 S. Washington
Laurel, MS, 460 N. Magnolia
Leesville, LA, 503 S. 4th
Lufkin, TX, 115 E. Shepherd
Marshall, TX, 201 S. Bolivar
McAllen, TX, 100 N. Broadway
Nashville, TN, 711 5th
Ogden, UT, 2501 Grant
Portland, ME, 946 Congress
Rayville, LA, 212 Bernadetta
Ruston, LA, 118 W. Louisiana
San Diego, CA, 539 First
Seattle, WA, 1250 Denny
Syracuse, NY, 815 Erie Boulevard East

Wichita, KS, 312 S. Broadway
Winston-Salem, NC, 250 Greyhound
Yakima, WA, 602 E. Yakima

                                  SCHEDULE R-1

                                 Real Property


Abilene, TX, 535 Cedar
Albany, NY, 34 Hamilton
Albany, NY, 27 Dallius
Albuquerque, NM, 300 Second
Alexandria, LA, 425 Bolton Avenue
Amarillo, TX, 703 S. Harrison
Appleton, WI, 506 N. Oneida
Ashland, KY, 2001 Greenup
Atlanta, GA, 830 Jefferson Street, NW
Atlanta, GA, 218 and 232 Forsythe Street
Austin, TX, 916 E. Koenig
Bakersfield, CA, 1820 18th Street
Baton Rouge, LA 1253 Florida
Baton Rouge, LA, 1253 Florida Street
Beaumont, TX, 650 Magnolia Street
Billings, MT, 2502 First Avenue North
Biloxi, MS, 322 Main Street
Birmingham, AL, 619 N. 19th Street
Binghampton, NY, 81 Chenango
Boise, ID, 1212 Bannock
Boston, MA 571 E 1st
Boston, MA, 672-674 E. 2nd Street
Boston, MA, 585-587-591 E. 1st Street
Boston, MA, 651-661 E. 2nd Street
Brownsville, TX, 1134 East St. Charles
Brunswick, GA, 1101 Gloucester Street
Camden, NJ, 701 Cooper
Charlotte, NC, 601 W. Trade
Charlottesville, VA, 310 W. Main
Chicago, IL, 921 N. Branch Street
Chicago, IL, 630 W. Harrison
Chicago, IL, 901 N. Halsted
Cincinnati, OH, 1005 Gilbert Avenue
Cincinnati, OH, 1130 Kenner Street
Cleveland, OH, 1465 Chester Avenue
Cleveland, OH, Krause Court, N.E.
Cleveland, OH, 1256-1296 E. 26 Street
Cleveland, OH, 2600 Hamilton Avenue
Columbus, GA, 818 4th
Columbus, OH, 111 East Town Street
Corvallis, OR, 153 N. 4th

Dallas, TX, 315 Continental
Dallas, TX, 205 S. Lamar
Dallas, TX, 1100 S. Lamar Street
Daytona Beach, FL, 138 S. Ridgewood
Delhi, LA, 306 W. First
Denver, CO, 2450 Curtis Street
Denver, CO, 1055 19th
Dothan, AL, 213 S. Foster
El Centro, CA, 460 State
El Paso, TX, 200 W. San Antonio
El Paso, TX, 201 W. Main
Eugene, OR, 987 Pearl
Evansville, IN, 100 N.W. 3rd
Everett, WA, 1503 Pacific
Flagstaff, AZ, 399 S. Malpais
Florence, SC, 611 S. Irby
Fort Wayne, IN, 929 Lafayette
Fredericksburg, VA, U.S. Route 1 Bypass
Fresno, CA 1033 Broadway
Goldsboro, NC, 410 N. John
Grand Rapids, MI, 1441 Godfrey Avenue S.W.
Harlingen, TX, 518 S. Commerce
Hollywood, CA, 1409 N. Vine
Houma, LA, 200 E. Park
Houston, TX, 1710 Delano Street
Houston, TX, 1710 Delano Street
Houston, TX, 2121 Main
Indio, CA, 45-524 Oasis
Islip, NY, 1684 Expressway South
Jackson, MS, 1785 U.S. Highway 80 W.
Kansas City, MO, 1111 Troost
Klamath Falls, OR, 1200 Klamath
Knoxville, TN, 100 Magnolia
La Crosse, WI, 600 S. 4th
Lafayette, LA, 315 N. Lee
Lansing, MI, 511 S. Washington
Laurel, MS, 460 N. Magnolia
Leesville, LA, 503 S. 4th
Lincoln, NE, 940 P. Street
Los Angeles, CA 1614 E. 7th
Los Angeles, CA, 1716 East 7th Street
Los Angeles, CA, Atlantic & Lawrence Street
Louisville, KY, 720 Muhammad Ali
Louisville, KY, 830 S. 13th Street
Lufkin, TX, 115 E. Shepherd
McAllen, TX, 100 N. Broadway





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Marshall, TX, 201 S. Bolivar
Medford, OR, 212 North Bartlett
Medford, OR, 4th & Apple Street
Memphis, TN, 527 N. Main Street
Memphis, TN, 498 N. Front Street
Memphis, TN, 80 E. Sycamore Street
Memphis, TN, 203 Union
Miami, FL, 51 NW 11th
Midland, TX, 1308 W. Front
Missoula, MT, 1660 W. Broadway
Mobile, AL, 2545 Government
Nashville, TN, 711 5th
Oakland, CA, 2103 San Pablo
Ogden, UT, 2501 Grant
Olympia, WA 107 E. 7th
Omaha, NE 604 S. 16th
Orangeburg, SC, 129 Lowman
Orlando, FL, 2750 West Business Ctr. Blvd.
Paducah, KY, 301 N. 4th
Parkersburg, WV, 531 5th Street
Petersburg, VA, 214 E. Washington Street
Pittsburgh, PA, 1101 Liberty Avenue
Portland, ME, 946 Congress
Raleigh, NC, 314 W. Jones
Rayville, LA, 212 Bernadetta
Redding, CA, 1321 Butte
Richmond, VA, 2709 Hermitage
Richmond, VA, 2910 North Boulevard
Ruston, LA, 118 W. Louisiana
Salinas, CA, Stanton Place & Market St. Alley
San Antonio, TX, 1505 E. Houston Street
San Antonio, TX, 200 Brown Street
San Diego, CA, 539 First
San Francisco, CA, 1140 7th
Santa Fe, NM, 858 St. Michael's
Savannah, GA, 610 W. Oglethorpe Avenue
Seattle, WA, 1250 Denny
Shreveport, LA, 408 Fannin
St. Louis, MO, 1515 N. 11th
St. Louis, MO, 1009-23 Cass Avenue
Stockton, CA, 121 South Center Street
Syracuse, NY, 815 Erie Boulevard East
Syracuse, NY, 701 Hiawatha Boulevard East
Tallahassee, FL, 112 W. Tennessee
Tampa, FL, 610 East Polk
Tampa, FL, Morgan & Cass Streets





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Topeka, KS, 200 S.E. 3rd
Tupelo, MS, 201 Commerce
Tuscaloosa, AL, 2520 9th
Tyler, TX, 303 N. Bois D'Arc
Valdosta, GA, 200 N. Oak
Washington, D.C., 1005 First Street N.E.
Washington, D.C., 1345 New York Avenue, N.E.
Washington, D.C., 2020 Kendall Street
Wenatchee, WA, 301 First Street
Wichita, KS, 312 S. Broadway
Winston-Salem, NC, 250 Greyhound
Yakima, WA, 602 E. Yakima





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
                                  SCHEDULE R-3

                          Real Property Held For Sale


Alexandria, LA, 425 Bolton Avenue
Boston, MA, 651-661 E. 2nd Street
Cincinnati, OH, 1130 Kenner Street
Cleveland, OH, 2600 Hamilton Avenue
Dallas, TX, 1100 S. Lamar Street
Grand Rapids, MI, 1441 Godfrey Avenue S.W.
Houston, TX, 1710 Delano Street
Houston, TX, 1710 Delano Street
Jackson, MS, 1785 U.S. Highway 80 W.
Memphis, TN, 527 N. Main Street
Memphis, TN, 498 N. Front Street
Memphis, TN, 80 E. Sycamore Street
Parkersburg, WV, 531 5th Street
Petersburg, VA, 214 E. Washington Street
Salinas, CA, Stanton Place & Market St. Alley
San Antonio, TX, 1505 E. Houston Street
San Antonio, TX, 200 Brown Street
Stockton, CA, 121 South Center Street
Syracuse, NY, 701 Hiawatha Boulevard East
Washington, D.C., 1345 New York Avenue, N.E.
Washington, D.C., 2020 Kendall Street
Wenatchee, WA, 301 First Street





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
                                  SCHEDULE T-1

                              Tranche C Collateral


Atlanta, GA, 830 Jefferson Street, NW
Boston, MA, 571 East First Street
Chicago, IL, 901 North Halstead Street
Chicago, IL, 630 West Harrison Street
Columbus, OH, 111 East Town Street
Dallas, TX, 315 Continental Avenue
El Paso, TX, 201 West Main Drive
El Paso, TX, 200 West San Antonio Avenue
Los Angeles, CA, 1614 East 7th Street
Los Angeles, CA, 1716 East 7th Street
Miami, FL, 51 NW 11th Street
Oakland, CA, 21103 San Pablo Avenue
Pittsburgh, PA, 1101 Liberty Avenue
Richmond, VA, 2709 Hermitage Road
San Francisco, CA, 1140 7th Street
St. Louis, MO, 1515 North 11th Street
Tallahassee, FL, 112 West Tennessee Street
Tampa, FL, 610 East Polk Street





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